Exhibit 10.7

ESTABLISHMENT LABS S.A.
EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of July 1st, 2016 by and between ESTABLISHMENT LABS S.A a corporation registered in Costa Rica with the corporate identity number 3-101-366337, represented by Juan Jose Chacon (the “Company”) and Salvador Dada Santos an individual residing at Belen, Heredia, Costa Rica, (the “Executive”).
Background
WHEREAS, the Company desires to modify and reinstate the employment conditions of the Executive, it being in the best interest of the Company to arrange the terms of employment between the Executive and the Company for the term hereof;
WHEREAS, the Executive desires to continue being employed by the Company in accordance with the terms hereof; and
WHEREAS, the Company and the Executive mutually intend to set forth herein the terms and conditions of the Executive’s employment with the Company.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive agree as follows:
1.    Employment. Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment with the Company subject to the teams and conditions set forth herein. During the Term (as defined in Section 2), the Executive shall serve, at the discretion of the Board of Directors of the Company (the “Board of Directors”), in the capacity of Chief Operating Officer of the Company, and shall report directly to the Chief Executive Officer. The Executive’s duties hereunder will be those normally incident to the positions of General Manager and such other duties as may be reasonably assigned to him from time to time by the C.E.O. and Board of Directors. During the Term, except for illness and vacation periods, the Executive shall devote all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder. The Executive shall not be involved with any community or professional organizations or serve as a director for any other entities, other than those activities and investments that do not impair the ability of the Executive to perform the duties of his position.
2.    Term / Termination.
(a)    Term. The term of the Executive’s employment (the “Term”) shall be understood to have commenced on April 15, 2009 (the “Commencement Date”) and shall continue in full force and effect until terminated in accordance with Section 2(b),

2(c), 2(d) or 2(e) below.
(b)    Termination for Cause. The Executive’s employment may be terminated by the Company for “Cause.” For purposes of this Agreement, “Cause” shall mean (i) the Executive’s conviction, or pleading guilty or nolo contendere to, a felony or other crime involving moral turpitude, (ii) the Executive’s engagement in fraud, dishonesty, embezzlement, insubordination, gross negligence or misconduct, (iii) the failure of the Executive to perform his assigned duties or follow the reasonable and lawful directives of the Board of Directors, which failure is not cured within ten (10) days of written notice from the Company of such material failure, (iv) the material breach by the Executive of his obligations hereunder or under any material provision of the Company’s Integrity Chart or any related agreements with the Company, which breach (to the extent curable) is not cured within ten (10) days of written notice from the Company of such breach, or (v) any of the causes described in the applicable Labor Code. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him written notice of such termination.
(c)    Termination by Executive for Good Reason. The Executive’s employment may be terminated by the Executive upon not less than thirty (30) days’ prior written notice given to the Company within thirty (30) days after the occurrence of any of the following events:
(i)    a material diminution by the Company of the responsibility, importance or scope of the Executive’s functions, duties or position with the Company from the position and attributes thereof described in Section 1 that is not cured within twenty (20) days of written notice from Executive of such breach;
(ii)    a relocation of the Company to a site more than one hundred (100) miles from its current headquarters location, unless such relocation moves the Company closer to the Executive’s residence in San Jose, Costa Rica;
(iii)    breach by the Company of any material provision hereof, which breach (to the extent curable) is not cured within twenty (20) days of written notice from Executive of such breach; or
(iv)    any reduction of the Executive’s Base Compensation (as defined in Section 3(a) below).
(d)    Termination by Reason of Death or Disability. The Executive’s employment will automatically terminate upon the death or Disability of the Executive. For purposes of this Section 2(d), the term “Disability” shall mean the inability or failure of the Executive to perform the essential functions of his position of employment with the Company with or without reasonable accommodation as a result of a mental or physical disability for a total of ninety (90) or more days (whether or not consecutive) during any twelve (12) months, all as determined in good faith by a majority of the disinterested members of the Board of Directors; provided, however, if the Company maintains a policy insuring against the disability of Executive, then “Disability” shall have the same meaning as in such policy.

(e)    Termination by Company without Cause. The Executive’s employment may be terminated by the Company without Cause, at any time, for any reason or for no reason, upon thirty (30) days’ prior written notice of termination and the payment of all indemnities according to the applicable local legislation.
(f)    Termination by Executive without Good Reason. The Executive’s employment may be terminated by the Executive without Good Reason, at any time, upon thirty (30) days’ prior written notice of termination. Upon receipt of the Executive’s written notice of termination, the Company may immediately terminate the Executive’s employment, which termination shall be deemed for “Cause.”
3.    Compensation. The Company shall pay the Executive as compensation, in consideration for all his services hereunder, the amounts described in this Section 3, which are summarized in Exhibit A:
(a)    Base Compensation. The Executive will be paid a base salary equivalent to US$39,000 per annum (the “Base Compensation”). Such salary shall be paid to the Executive in equal installments not less frequently than monthly, with a thirteenth installment in the month of December, in accordance with the Company’s business practices in effect from time to time. Any compensation which may be paid to the Executive under any additional compensation or incentive plans of the Company or which may otherwise be authorized from time to time by the Board of Directors shall be in addition to the Base Compensation to which the Executive is entitled to under this Agreement.
(b)    Severance. The Company shall pay the executive an additional amount to advance severance of: US$585 per month. The advancement of severance will be paid to the Executive in conjunction with the payment of wages.
(c)    Participation in Plans. During the Executive’s employment with the Company, the Executive shall be entitled to participate in all savings and retirement plans, policies and programs maintained in force by the Company, including any qualified pension, profit sharing or other retirement plans, non-qualified retirement and deferred compensation plans, and other similar retirement and welfare benefit plans, programs and arrangements, provided that the Executive qualifies for participation in such plans, programs and arrangements pursuant to the terms thereof.
(d)    Fringe Benefits. During the Executive’s employment with the Company, the Executive shall receive the benefits of group medical, dental, travel and accident, car, gas and toll road allowance, short and long-term disability and term life insurance, subject to the availability and terms and conditions of such arrangements and according to Company policies and procedures.
(e)    Expense Reimbursement. The Company shall pay or reimburse the Executive (or, in the Company’s sole discretion shall pay directly), upon a proper accounting as the Company may reasonably require, for reasonable business related expenses and disbursements incurred by the Executive in the course of the performance of the Executive’s duties under this Agreement, provided that the incurring of such expenses shall have been approved in accordance with the Company’s regular reimbursement procedures and normal policies of the Company in effect from time to time.

(f)    Withholding. Payment of all amounts to the Executive shall be net of any withholding The Company may withhold from the Executive’s compensation all applicable amounts (including, withholding and payroll taxes) required by law.
4.    Vacation. The Executive shall be entitled to paid vacation during each year of the term of this Agreement for a period not to exceed three (3) weeks.
5.    Place of Performance. In connection with his employment by the Company, the Executive shall be based at the Company’s principal executive offices, San Jose, Costa Rica, except for required travel on the Company’s business.
6.    Facilities Available to Executive. The Company shall furnish Executive with an office, secretarial help and such specialized equipment, supplies, facilities and technical services as may be reasonably appropriate for the performance of his duties in the Company’s industry.
7.    Payments Due Upon Termination of Employment. In the event that the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, in exchange for a complete release of claims against the Company, the Company shall: (a) pay to the Executive an amount equal to the aggregate amount of Base Compensation payable to the Executive for the period of the three (3) months preceding the Termination Date, payable over the next three (3) months in equal parts over the standard payroll pay periods, (b) provide all of the Executive’s accrued benefits up to the Termination Date and (c) continue to provide health plan benefits, for the Severance Period (as hereinafter defined). The term “Severance Period” shall mean the period commencing on the Termination Date and ending on the 90th day following the Termination Date. If the Executive’s employment is terminated by the Company for Cause, or by the Executive other than for Good Reason, then, in any of such events, the Company shall have no obligation to make any payments to the Executive for any period subsequent to such termination, except as provided otherwise by the law. None of the provisions of this Agreement shall be construed to affect the Executive’s rights to a continuation of group health plan benefits.
8.    Representations of Executive. The Executive hereby represents and warrants to the Company that (a) this Agreement is the valid, legal and binding obligation of Executive, and (b) this Agreement does not, and the Executive’s performance of his duties hereunder will not, violate any provision of any agreement, indenture or other instrument, or any fiduciary or other obligation, to which the Executive is a party or by which it is bound.
9.    Related Agreements. In connection with the Executive’s employment, the Executive is executing on the date hereof an Employee Confidentiality Agreement, attached hereto as Exhibit C, and a Noncompetition, Nondisclosure and Inventions Agreement, attached hereto as Exhibit D (collectively referred to as the “Related Agreements”).
10.    Indemnification. The Company hereby agrees to indemnify and hold harmless Executive from any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses, including reasonable attorneys’ fees) arising out of, based upon or related to any action taken by Executive in his capacity as an officer, director or employee of the Company but specifically excluding any action taken by Executive which is beyond the scope or authority of his capacity as an officer, director or employee of the Company, is a violation of any criminal law or constitutes gross negligence or willful misconduct on Executive’s part,; all in accordance with the Company’s Memorandum of Association and Articles of Incorporation.
11.    General Provisions.
(a)    Entire Agreement. This Agreement and the Related Agreements contain the entire understanding between the parties hereto and supersedes any prior employment and consulting agreements and understandings between the Company and Executive.
(b)    Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, his heirs, beneficiaries or legal representatives without the Company’s prior written consent provided, however, that nothing in this Section 12 shall preclude:
(i)    The Executive from designating a beneficiary to receive benefits payable hereunder upon his death; or
(ii)    the personal representatives, administrators, or other legal representatives of Executive or his estate from assigning any rights hereunder to the person or persons entitled to such benefits.
The Company may assign this Agreement and its rights and interest hereunder without notice to or the consent of the Executive.
(c)    No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.
(d)    Notice. Any notice, consent, approval or other communication given pursuant to the provisions of this Agreement shall be in writing and shall be (i) delivered by hand, (ii) mailed by certified mail or registered mail, return receipt requested, postage prepaid, or (iii) delivered by a nationally recognized overnight courier, U.S. Post Office Express Mail, or similar overnight courier which delivers only upon signed receipt of the addressee, and addressed as follows:

If to the Company:	ESTABLISHMENT LABS
B15, Coyol Free Zone,
Alajuela, 20113, Costa Rica

Attention:	General Counsel

If to the Executive:

Any notice shall be effective as of the time of receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or such agent of the addressee shall refuse to receive any notice given by registered mail or certified mail as above provided or there shall be no person available at the time of the delivery thereof to receive such notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be. Any party hereto may, by giving five (5) days written notice to the other party hereto in the manner described herein, designate any other address in substitution of the foregoing address to which notice shall be given.
(e)    Modification. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement is sought.
(f)    Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.
(g)    Governing Law. The validity, construction, enforcement of and the remedies under this Agreement shall be governed in accordance with the laws of Costa Rica.
(h)    Headings. The section headings used herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
(i)    Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Company, and the Company’s successors and assigns. The rights and obligations hereunder are also being granted for the benefit of any subsidiaries of the Company, and such rights and obligations may be enforced by a subsidiary of the Company.
(j)    Additional Acts. The Executive and the Company each agrees to execute, acknowledge and deliver all further instruments, agreements or documents and do all further acts that are necessary or expedient to carry out this Agreement’s intended purposes. Without limiting the generality of the foregoing, Executive will enter into a stockholders agreement implementing the foregoing vesting arrangements and covering voting and restrictions on transfer of the Restricted Shares, and will enter into the Company’s standard form of intellectual property rights assignment agreement.
(k)    Construction. Each of the parties hereto declare that they or their counsel participated in the drafting of this Agreement and that, accordingly, this Agreement shall not be construed more strongly against any party hereto because it drafted this Agreement.
(l)    Severability. The invalidity or unenforceability of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any part of any provision, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid or unenforceable, this Agreement shall be construed as if such invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted or shall be enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability. If any invalidity or unenforceability is caused by the length of any period of time or the size of any area set forth in any part of this Agreement, the period of time or area, or both, shall be considered to be reduced to a period or area which would cure the invalidity or unenforceability.
(m)    Remedies. Unless otherwise specified herein, no remedy conferred upon either party to this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. Every power or remedy given by this Agreement to any party or to which such party may otherwise be entitled, may be exercised concurrently or independently, from time to time, and as often as may be deemed expedient and inconsistent remedies may be pursued. Because a breach of the provisions of this Agreement will not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right or remedy available, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance.
(n)    Enforcement. If any party hereto shall fail to perform any covenant or condition hereof or shall otherwise be in breach of this Agreement, such party shall pay to the non-defaulting party its reasonable attorneys’ fees and costs incurred as a result of their efforts to enforce this Agreement (whether or not litigation is commenced, at all trial and appellate levels and in bankruptcy).
(o)    Forum Selection: THE PARTIES HERETO EXPRESSLY SUBMIT THEMSELVES TO AND AGREE THAT ALL ACTIONS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO SHALL OCCUR SOLELY IN THE VENUE AND JURISDICTION OF COSTA RICA.
(p)    Execution in Counterparts. The parties hereto may execute this Agreement in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

ESTABLISHMENT LABS S.A	EXECUTIVE:

/s/ Juan Jose Chacon Quiros	/s/ Salvador Dada
Name: Juan Jose Chacon Quiros	Name: Salvador Dada Santos

EXHIBIT A
Compensation Summary

2016	Base Compensation:	US$39,000

ESTABLISHMENT LABS HOLDINGS INC.
2015 EQUITY INCENTIVE PLAN
RESTRICTED SHARE AGREEMENT

Name of Grantee:	Salvador Dada
Number of Shares:	147,120 Class A Ordinary Shares (“Restricted Shares”)
Grant Date:	August 12, 2016
Vesting Schedule:
Fifty percent (50%) of the Shares subject to the Restricted Share Award shall vest on the one (1)-year anniversary of the Vesting Commencement Date, and one thirty-sixth (1/36th) of the remaining fifty percent (50%) of the Shares subject to the Restricted Share Award shall vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day in a particular month, then on the last day of such month), in each case subject to the Participant’s continued service through the applicable vesting date.
Vesting Commencement Date: September 09, 2015

This Restricted Share Agreement (the “Agreement”) is between Establishment Labs Holdings Inc. (the “Company”), and you, the Grantee named above, as a Participant in the Establishment Labs Holdings Inc. 2015 Equity Incentive Plan (as amended from time to time, the “Plan”).
This Agreement is effective as of the date of grant indicated above (the “Grant Date”).
Pursuant to Section 4 of the Plan, the Company wishes to grant to you an Award of Restricted Shares on the following terms and subject to the provisions of the Plan, which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

1.	Award of Restricted Shares.
Subject to the terms and conditions hereof, the Company hereby awards to you the Restricted Shares. The purchase price for the Restricted Shares shall be zero.

2.	Rights with Respect to the Restricted Shares; Stockholders’ Agreement and other Restrictions.
With respect to the Restricted Shares, you shall have, effective as of the Grant Date and subject to the terms of this Agreement, all of the rights, duties, privileges and liabilities of a holder of Class A Ordinary Shares of the Company set forth in the Company’s Amended and Restated Memorandum of Association and Articles of Association (as amended from time to time, the “M&A”), including the right to vote the Restricted Shares and to receive dividends on each Restricted Share, unless and until such Restricted Share is forfeited under Section 3 below, and you hereby acknowledge that you have received a copy of the M&A. Notwithstanding the foregoing, you shall be subject to the transfer restrictions set forth in Section 5 of this Agreement. In addition, the Company may elect (in its sole and absolute discretion), as a condition to your receipt of the Restricted Shares, to require that you have entered into any shareholders’ (or similar) agreement in existence on the Grant Date and that you will enter into any such agreement in effect following the Grant Date, in each case by executing a joinder agreement to such agreement or otherwise.

3.	Vesting.
Your rights with respect to the Restricted Shares shall remain forfeitable to the Company at all times prior to the date or dates on which such Restricted Shares become vested under this Agreement (such period or periods, the “Restricted Period”). Restricted Shares that vest under this Agreement may, hereinafter, also be referred to as “Vested Shares.” Subject to the terms and conditions of this Agreement, the Restricted Shares will become vested (and will thereupon become Vested Shares hereunder) in the amount or amounts set forth opposite “Vesting Schedule” above, subject to your remaining in a Service relationship with the Company, a subsidiary of the Company or an Affiliate until the respective date or dates set forth opposite “Vesting Schedule” above. Your Restricted Shares will immediately become forfeited on the date your Service with the Company ceases.
4.    Repurchase of Vested Shares.
(a)    Upon any termination of your employment with or service (whether as a consultant, advisor, director or in any other capacity) to the Company, a subsidiary of the Company or an Affiliate for any reason (and for purposes of this Agreement, while you are an employee of the Company, a subsidiary of the Company or an Affiliate or are providing services to the Company, a subsidiary of the Company or an Affiliate as a consultant, advisor, director or another type of service provider, you will be considered to be in “Service” or providing “Services”), including retirement but other than death or disability, the Company will be entitled (in its sole and absolute discretion) to repurchase, at the Company’s election, all or any of the Vested Shares received hereunder (the “Repurchase Option”). If the Company elects to exercise the Repurchase Option with respect to your Vested Shares, it shall deliver written notice (the “Repurchase Notice”) to you to such effect within 90 days after the occurrence of the event giving rise to the Repurchase Option.
(b)    The repurchase price (the “Repurchase Price”) for your Vested Shares to be repurchased (the “Surrendered Securities”) shall be determined as the greater of: the fair market value or the latest price paid for company shares by a third party.
(c)    (1)    Within ten (10) business days after the Repurchase Price for the Surrendered Securities has been determined, the Company shall send a notice to you of the Surrendered Securities setting forth the consideration to be paid for such securities and the time and place for the closing of the transaction, which date shall not be more than twenty (20) days nor less than five (5) days after the delivery of such notice. At such closing, you shall deliver all certificates (if any exist) evidencing the Surrendered Securities to be repurchased to the Company, and the Company shall pay for the Surrendered Securities to be repurchased pursuant to the Repurchase Option by delivery of a check or wire transfer in the aggregate amount of the Repurchase Price for such securities.
(2)    The Company shall be entitled to receive, and you agree to provide, customary representations and warranties from you that you are the record and beneficial owner of the Surrendered Securities free and clear of any liens (other than restrictions imposed by applicable federal, provincial and securities laws and regulations), and that you will transfer and deliver valid title to such securities free and clear of any liens (other than restrictions imposed by applicable federal, provincial and securities laws and regulations).
(d)    Notwithstanding anything to the contrary contained in the Plan, all repurchases of Surrendered Securities by the Company shall be subject to applicable laws and regulations and, to the extent applicable, the Company’s debt and equity financing agreements. If any of the foregoing prohibits (in the discretion of the Company) the repurchase of Surrendered Securities which are otherwise permitted or required hereunder, the time periods provided in this Section 4 (other than the time period for delivery of the notice in Section 4(a)) shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions; provided that, notwithstanding the foregoing, in no event shall the time periods provided in this Section 4 be suspended for more than three (3) months and that the Company shall in any event have formally notified you in writing of its election to repurchase within the time period specified in Section 4(a).
(e)    In the event the Company delivers a Repurchase Notice to you, but does not elect to repurchase all Vested Shares that you hold, the Vested Shares you hold that the Company has not elected to repurchase in the Repurchase Notice shall no longer be subject to the Repurchase Option.
5.    Transfer Restrictions. Except as set forth in a separate agreement between you and the Company, the Restricted Shares may not be transferred other than by will or the laws of descent and distribution, and then only to the extent that a separate agreement or action by the Company provides that Restricted Shares shall remain outstanding following your death. If Restricted Shares remain outstanding following your death, vesting with respect to any Award shall be made only by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Nothing in this Section 5 shall prohibit the transfer of Restricted Shares to the Company upon forfeiture of such Restricted Shares.
6.    Issuance and Custody of Certificates.
(a)    You must deliver to the Company a duly signed share power, endorsed in blank, relating to the Restricted Shares.
(b)    Any share certificates evidencing the Restricted Shares shall be held in custody by the Company until the vesting restrictions on such shares have lapsed.

7.    Adjustment Provisions.
(a)    If the Company shall at any time change the number of Class A Ordinary Shares issued without new consideration to the Company (such as by share dividend or share split), the number of Class A Ordinary Shares covered by this Award shall be equitably adjusted and the aggregate consideration payable to the Company, if any, shall not be changed.
(b)    Unless otherwise provided in the Plan, in the event of any merger, consolidation or reorganization of the Company with or into another entity other than a merger, consolidation or reorganization in which the Company is the continuing entity and which does not result in the outstanding Class A Ordinary Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof, there may be substituted, on an equitable basis as determined by the Committee, for each Class A Ordinary Share subject to this Award, the number and kind of shares, other securities, cash or other property to which holders of Class A Ordinary Shares of the Company will be entitled pursuant to the transaction.
8.    Taxes.
Whenever a tax obligation arises with respect to the Restricted Shares, the Company shall have the right to require you to remit to the Company an amount sufficient to satisfy any applicable federal, state, provincial and local minimum tax withholding requirements prior to the delivery of any certificate or certificates for Vested Shares. You shall be entitled to satisfy any minimum required tax withholding obligations by directing the Company to withhold any Vested Shares otherwise issuable to you upon vesting in an amount necessary to satisfy such withholding obligations.
9.    Investment Representations, Etc.
(a)    You represent that any Restricted Shares (and, if applicable, Vested Shares) acquired pursuant to this Agreement are acquired for your own account for investment and not with a view to, or for sale in connection with, any distribution of such shares, nor with any present intention of distributing or selling such shares.
(b)    The Company shall not be required to deliver any Restricted Shares hereunder until the requirements of any federal, state or provincial securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied, including, without limitation, the completion of any registration or other qualification of the Restricted Shares under any state, provincial or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body and/or the obtaining of any approval or other clearance from any state, provincial or federal governmental agency, in each case, which the Committee shall, in its absolute discretion, determine to be necessary or advisable. Until such time as the Restricted Shares have been registered under the Securities Act or under the laws of the jurisdiction of any exchange, or shall have been transferred in accordance with an opinion of counsel satisfactory to the Company that such registration is not required, stop transfer instructions shall be issued to the Company’s transfer agent, if any, or, if the Company transfers its own securities, a notation shall be made in the appropriate records of the Company with respect to the

Restricted Shares, and, in either case, no purported transfer of Vested Shares shall be valid. The certificates representing Restricted Shares shall bear a legend substantially as follows:
“The shares represented by this certificate have not been registered under the Securities Act of 1933, the laws of the jurisdiction of any exchange or applicable state securities laws. These shares have not been acquired with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 or the laws of the jurisdiction of an exchange and any applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act of 1933, the laws of the jurisdiction of an exchange or under applicable state securities laws.”
10.    General Provisions.
(a)    Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final, conclusive and binding upon all parties in interest.
(b)    Integrated Agreement. This Agreement and the Plan constitute the entire understanding and agreement between you and the Company with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between you and the Company with respect to such subject matter other than those as set forth or provided for herein.
(c)    No Special Employment or Service Rights. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee or service provider of the Company, a subsidiary of the Company or an Affiliate. In addition, the Company, a subsidiary of the Company or an Affiliate may at any time dismiss you from employment or service free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.
(d)    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(e)    Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
(f)    Governing Law. The internal laws of the British Virgin Islands (not including the conflict of laws provisions thereof) will govern all questions concerning the validity, construction and effect of this Agreement.

(g)    Notices. All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:
(i)    if to you, to the address or facsimile number specified by you on the signature page attached hereto, or at such other address or facsimile number as you may have hereinafter furnished to the Company in writing; and
(ii)    if to the Company, to Establishment Labs Holdings Inc., B15 Coyol Free Zone, Alajuela, 20113, Costa Rica, Attention: Chief Executive Officer, or at such other address or facsimile number as it may have furnished in writing to you.
(h)    Delivery of Notices. Any notice so addressed shall be deemed to be given: (i) if delivered by hand or facsimile, on the date of such delivery, if a business day, otherwise the first business day thereafter; (ii) if mailed by courier, on the first business day following the date of such mailing; and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.
(i)    Survival. All representation, warranties and covenants made by you herein or in any certificate or other instrument delivered by you or the Company under this Agreement shall be considered to have been relied upon by the Company or you, as the case may be, and shall survive all deliveries to you of the Restricted Shares, or payment of consideration to the Company for such Restricted Shares, regardless of any investigation made by the Company or you, as the case may be, or on the Company’s or your behalf. All statements made by the Company and you in any such certificate or other instrument shall constitute representations and warranties by the Company or you, as applicable, hereunder.
(j)    Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment. Nothing in this Agreement shall confer upon any Person not a party to this Agreement any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.
*****

IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first above written.

ESTABLISHMENT LABS HOLDINGS, INC.

By:	/s/ Juan Jose Chacon Quiros
Name: Juan Jose Chacon Quiros
Title: CEO

Please indicate your acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy of this Agreement to the Company. IF A FULLY EXECUTED COPY OF THIS AGREEMENT HAS NOT BEEN RECEIVED BY THE COMPANY, NO RESTRICTED SHARES SHALL BE GRANTED TO YOU.
The undersigned hereby accepts and agrees to, all terms and provisions of this Agreement.

/s/ Salvador Dada
Name: Salvador Dada

Address for Notices:	La Ribera de Belen, Condominio
Hacienda Belen, Cana 10C,
Heredia, Costa Rica

ESTABLISHMENT LABS, INC.
AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT
As a condition of my employment with ESTABLISHMENT LABS HOLDING INC. (the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following provisions of this At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (this “Agreement”):

1.	AT-WILL EMPLOYMENT
I UNDERSTAND AND ACKNOWLEDGE THAT THE EMPLOYMENT RELATION WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OR CEO OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY, AND IN COMPLIANCE WITH LOCAL PROVISIONS.

2.	CONFIDENTIALITY
A.    Definition of Company Confidential Information. I understand that “Company Confidential Information” means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential

Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. I understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.
B.    Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information. I will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of the President, CEO, or the Board of Directors of the Company. Prior to disclosure, when compelled by applicable law, I shall provide prior written notice to the President, CEO, and General Counsel of the Company (as applicable). I agree that I obtain no title to any Company Confidential Information, and that the Company retains all Confidential Information as the sole property of the Company. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including, immediate termination and legal action by the Company. I understand that my obligations under this Section 2.B shall continue after termination of my employment and also that nothing in this Agreement prevents me from engaging in protected activity, as described in Section 12 below.
C.    Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep such proprietary information or trade secrets in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to, in writing, by such third party and the Company.
D.    Third Party Information. I recognize that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information which the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third Party Confidential Information”), and I agree to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including, immediate termination and legal action by the Company.

3.	OWNERSHIP
A.    Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), and with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, trademarks, industrial designs, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 3.Error! Reference source not found. below (collectively, “Inventions”), are the sole property of the Company. I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the Costa Rican Copyrights and Related Rights Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.
B.    Pre-Existing Materials. I will inform the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including, without limitation, any such inventions that are subject to Costa Rican Intellectual Property regulations. (“Prior Inventions”) into any Invention or otherwise utilizing any Prior Invention in the course of my employment with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior

Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto. I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. I have attached hereto, as Exhibit A, a list describing all Prior Inventions that relate to the Company’s current or anticipated business, products, or research and development or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement. Also, I will inform the Company about any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights
C.    Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and myself, the records are and will be available to and remain the sole property of the Company at all times.
D.    Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 3.D shall continue after the termination of this Agreement.
E.    Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright or trademarks registrations covering the Inventions assigned to the Company in Section 3.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

4.	CONFLICTING OBLIGATIONS
A.    Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.
B.    Prior Relationships. Without limiting Section 4.A, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

5.	RETURN OF COMPANY MATERIALS
A.    Definition of Electronic Media Equipment and Electronic Media Systems. I understand that “Electronic Media Equipment” includes, but is not limited to, computers, external storage devices, thumb drives, mobile devices (including, but not limited to, smart phones, tablets, and e-readers), telephone equipment, and other electronic media devices. I understand that “Electronic Media Systems” includes, but is not limited to, computer servers, messaging and email systems or accounts, applications for computers or mobile devices, and web-based services (including cloud-based information storage accounts).
B.    Return of Company Property. I understand that anything that I created or worked on for the Company while working for the Company belongs solely to the Company and that I cannot remove, retain, or use such information without the Company’s express written permission. Accordingly, upon separation from employment with the Company or upon the Company’s request at any other time, I will immediately deliver to the Company, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all Company equipment including all Company Electronic Media Equipment, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such information, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items including, without limitation, those records maintained pursuant to Section 3.C. Notwithstanding the foregoing, I understand that I am allowed to keep a copy of the Company’s employee handbook and personnel records relating to my employment.

C.    Return of Company Information on Company Electronic Media Equipment. In connection with my obligation to return information to the Company, I agree that I will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained in Company Electronic Media Equipment before I return the information to the Company.
D.    Return of Company Information on Personal Electronic Media Equipment. In addition, if I have used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including, but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and, if I locate such information, I agree to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems. I agree to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to delete and expunge all Company information.
E.    Inspection of Company Property. I understand, accept and agree that, to guarantee compliance of Company’s security policies and privacy and security of the Company’s information, any Company property is subject to inspection by Company personnel at any time with or without further notice. As to any personal Electronic Media Equipment or personal Electronic Media Systems that I have used for Company purposes, I agree that the Company, at its sole discretion, may have reasonable access, as determined by the Company in good faith, to such personal Electronic Media Equipment or personal Electronic Media Systems to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or to take such other actions necessary to protect the Company or Company property, as determined by the Company reasonably and in good faith. I also consent to an exit interview and an audit to confirm my compliance with this Section 5, and I will certify in writing that I have complied with the requirements of this Section 5.

6.	TERMINATION CERTIFICATION
Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit C.

7.	CONFLICT OF INTEREST GUIDELINES
I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies and the Company’s Conflict of Interest Guideline and/or related policies to Corporate Compliance Program, which I understand may be revised from time to time during my employment.

8.	REPRESENTATIONS
Without limiting my obligations under Section 3.D above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

9.	AUDIT
I acknowledge, accept and agree that for security matters and to guarantee safety and privacy in any Company Electronic Media Equipment or Company Electronic Media System, all information, data, and messages created, received, sent, or stored in Company Electronic Media Equipment or Company Electronic Media Systems are, at all times, the property of the Company. As such, I hereby understand, accept, agree and give my full consent to the Company so it has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand, accept and agree that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment. In addition, as to any personal Electronic Media Equipment or personal Electronic Media Systems or other personal property that I have used for Company purposes, I agree that the Company may have reasonable access to such personal Electronic Media Equipment or personal Electronic Media Systems or other personal property to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or property or take such other actions that are needed to protect the Company or Company property, as determined by the Company reasonably and in good faith.
I am aware, accept and agree that the Company has or may acquire software and systems that are capable of monitoring and recording all Company network traffic to and from any Company Electronic Media Equipment or Company Electronic Media Systems. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through Company Electronic Media Equipment or Electronic Media Systems, with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. I hereby understand, accept and agree that the Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.

10.	ARBITRATION AND EQUITABLE RELIEF
A.    Arbitration. In consideration of my employment with the company, both parties hereby promise submit all disputes arising from the present contract to arbitration under Costa Rican law. The Costa Rican alternative dispute resolution act governs this agreement, when applicable, when applicable, and shall continue to apply with full force and effect. I agree to arbitrate any and all claims that are subject to arbitration under Costa Rican law. We also agree to arbitrate (except as prohibited by law) any and all disputes arising out of or relating to the interpretation or application of this agreement to arbitrate, but not disputes about the enforceability, revocability or validity of this agreement to arbitrate or any portion hereof. Both parties further understand that this agreement to arbitrate also applies to any disputes that may arise, regarding a breach of the non-disclose obligation. We understand that nothing in this agreement constitutes a waiver of any rights we may have under applicable law. Similarly, nothing in this agreement prohibits us from engaging in protected activity, as set forth below.
B.    Procedure. We agree that any arbitration will be administered by the INTERNATIONAL CENTER FOR CONCILIATION AND ARBITRATION (ICCA) OF THE AMERICAN CHAMBER OF COMMENCE (AMCHAM), pursuant to its rules & procedures (THE “ICCA RULES”), which are available at http://www.cica.co.cr/pages/normativas. We agree that the case will be resolved by a tribunal constituted of three arbitrators.
The arbitrators shall have the power to decide any motions brought by any party to the arbitration. We agree that the arbitrators shall issue a written decision on the merits. We also agree that the arbitrators shall have the power to award any remedies available under applicable law, and that the arbitrators may award attorneys’ fees and costs to the prevailing party, where permitted by applicable law. We agree that the award rendered by the arbitrators may be entered as a final and binding judgment in any court having jurisdiction thereof.
We understand that each party will pay the administrative costs, arbitration court fees and any other expense required for the arbitration.
I agree that the arbitrators shall administer and conduct any arbitration in accordance with costa rican law, and that the arbitrators shall apply substantive and procedural costa rican law to any dispute or claim, without reference to rules of conflict-of-law. To the extent that the icca rules conflict with Costa Rican law, Costa Rican law shall take precedence. We agree that any arbitration under this agreement shall be conducted in San Jose, Costa Rica.
C.    Remedy. Except as provided by the Costa Rican law and this agreement, arbitration shall be the sole, exclusive, and final remedy for any dispute between the parties. Accordingly, except as provided for by the Costa Rican law or this agreement, neither I nor the company will be permitted to pursue or participate in a court action regarding claims that are subject to arbitration.
D.    Administrative Relief. We understand that this agreement does not prohibit from pursuing an administrative claim with a local, judicial or administrative body or government agency that is authorized to enforce or administer laws related to employment, including, but not limited to, ministry of labor or labor court. This agreement does, however, preclude me from pursuing a court action regarding any such claim, except as permitted by law.
E.    Voluntary Nature of Agreement. We acknowledge and agree that both parties execute this agreement voluntarily and without any duress or undue influence by the company or anyone else. We further acknowledge and agree that we have carefully read this agreement and that we have asked any questions needed to understand the terms, consequences, and binding effect of this agreement and fully understand it. Finally, we agree that we have been provided an opportunity to seek the advice of an attorney of my choice before signing this agreement.

11.	MISCELLANEOUS
A.    Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of Costa Rica. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of San Jose, Costa Rica for any lawsuit filed against me by the Company.
B.    Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. The Associated Third Parties are intended third-party beneficiaries to this Agreement with respect to my obligations in Section 2.D. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all, or substantially all, of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. For the avoidance of doubt, the Company’s successors and assigns are authorized to enforce the Company’s rights under this Agreement.
C.    Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, compensation, conditions or any other terms of my employment will not affect the validity or scope of this Agreement.
D.    Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
E.    Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F.    Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the legal representative of the Company and me. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
G.    Survivorship. The rights and obligations of the Parties to this Agreement will survive termination of my employment with the Company.

12.	PROTECTED ACTIVITY NOT PROHIBITED
I understand that nothing in this Agreement limits or prohibits me from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by any local government agency or commission (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. I further understand that I am not permitted to disclose the Company’s attorney-client privileged communications or attorney work product.

SALVADOR DADA SANTOS

Date:	/s/ Salvador Dada
Signature

EXHIBIT A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

No inventions or improvements
Additional Sheets Attached

Date:
Signature

Salvador Dada Santos
Name of Employee (typed or printed)

EXHIBIT B
SECTION 71 OF THE LABOR CODE
Employee obligations: Apart from those contained in other sections of this Code, in its Regulations and in its supplementary or related laws, the following are obligations of workers:
g) Keep rigorously the technical, commercial or manufacturing secrets of the products whose production they concur directly or indirectly, or of which they have knowledge by reason of the work they carry out; as well as reserved administrative matters, whose disclosure may cause damage to the employer,
EXHIBIT C
[INSERT COMPANY NAME], INC. TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to [insert company name], Inc. (the “Company”). Notwithstanding the foregoing, I understand that I may keep a copy of the Company’s employee handbook and personnel records relating to me.
I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Agreement”) signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that Agreement.
I understand that pursuant to the Agreement, and subject to its protected activity exclusion, I am obligated to preserve, as confidential, all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.

Date:
Signature

Name of Employee (typed or printed)

Address for Notifications:

EXHIBIT D
Noncompetition, Nondisclosure and Inventions Agreement
See Attached